Registration No. ____________

                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form S-8

                             REGISTRATION STATEMENT

                                      under

                           The Securities Act of 1933

                        ROSEVILLE COMMUNICATIONS COMPANY

               (Exact name of issuer as specified in its charter)

                       California                         68-0365195
         (State or other jurisdiction of              (I.R.S. Employer
         incorporation or organization)               Identification No.)


                 211 Lincoln Street, Roseville California 95678

               (Address of principal executive offices) (Zip Code)

                        ROSEVILLE COMMUNICATIONS COMPANY

                        1999 RESTRICTED STOCK BONUS PLAN

                            (Full title of the plan)

                              Jed E. Solomon, Esq.
                             Cooper, White & Cooper
                        201 California Street, 17th Floor
                         San Francisco, California 94111
                     (Name and address of agent for service)

          Telephone Number, including area code, of agent for service:
                                 (415) 433-1900

                         CALCULATION OF REGISTRATION FEE

                                  Proposed        Proposed          Amount of
Title of                          Maximum         Maximum           Registration
Securities to    Amount to be     Offering Price  Aggregate         Fee
be Registered    Registered       Per Share       Offering Price    (1)(2)
-------------    --------------   --------------  --------------    ------------
Common Stock     200,000 shares   $39.94          $7,988,000        $2,356.46

(1) Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. Amount of the Registration Fee was calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended, and was determined by multiplying the aggregate offering amount by .000295.

(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the filing fee on the basis of $39.94 per share, which represents the fair market value per share of Common Stock of Roseville Communications Company on August 1, 2000.

                        PART II INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         Roseville Communications Company (the "Company") hereby incorporates by reference in this registration statement the following documents:

     (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed with the Securities and Exchange Commission ("SEC") on March 24, 2000, as amended by Form 10K/A filed on August 2, 2000.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Company document referred to in (a) above;

     (c) The description of the Company's capital stock filed with the SEC on or about May 4, 1995 in Registration Statement No. 33-58271, and the Articles of Incorporation and Amendment thereto which appeared as Exhibit 3(a) to the Quarterly Report on Form 10-Q for the quarter ended September
30, 1996.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.

         The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

         Inapplicable.

Item 6.  Indemnification of Directors and Officers.

         Section 204 of the General Corporation Law of the State of California ("California Law") authorizes a corporation to adopt a provision in its articles of incorporation eliminating the personal liability of directors to corporations and their shareholders for monetary damages for breach or alleged breach of directors' "duty of care." Following a California corporation's adoption of such a provision, its directors are not accountable to corporations and their shareholders for monetary damages for conduct constituting negligence (or gross negligence) in the exercise of their fiduciary duties; however, directors continue to be subject to equitable remedies such as injunction or rescission. Under California Law, a director also continues to be liable for (1) a breach of his or her duty of loyalty; (2) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (3) illegal payments of dividends; and (4) approval of any transaction from which a director derives an improper personal benefit. The adoption of such a provision in the articles of incorporation also does not limit directors' liability for violations of the federal securities laws.

         Section 317 of the California Law makes a provision for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). The indemnification provided by Section 317 is not exclusive to the extent additional rights are authorized in a corporation's articles of incorporation.

         The Company has adopted provisions in its Articles of Incorporation, as amended, which eliminate the personal liability of its directors to the Company and its shareholders for monetary damages for breach of the directors' fiduciary duties in certain circumstances and authorize the Company to indemnify its officers, directors and other agents to the fullest extent permitted by law.

Item 7.  Exemption from Registration Claimed.

         Inapplicable.

Item 8.  Exhibits.

         See Exhibit Index on page 8.

Item 9.  Undertakings.

         (a)     Rule 415 Offering.
                 ----------------------

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b)     Filings Incorporating Subsequent Exchange Act Documents by
                 Reference.
                 ---------------------------------------------------------------

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Regulation S-K Item 512(h) Undertaking for Registration Statement on Form S-8.
                  --------------------------------------------------------------
         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roseville, State of California, on this 2nd day of August, 2000.

                                   ROSEVILLE COMMUNICATIONS COMPANY



                                   By: /s/ Brian H. Strom
                                           ------------------
                                           Brian H. Strom
                                           President and Chief Executive Officer

                                   Exhibit 24

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the persons whose signatures appear below constitute and appoint Brian H. Strom and Michael D. Campbell, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign the Form S-8 Registration Statement pertaining to the Roseville Communications Company 1999 Restricted Stock Bonus Plan, and any or all amendments (including post-effective amendments) to said Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and these Amendments to Registration Statements have been signed below by the following persons in the capacities and on the dates indicated. Moreover, the undersigned hereby also certify that to the best of their knowledge and belief the issuer meets all of the requirements for filing on Form S-8.

Signature                                Title                           Date

/s/ Michael D. Campbell     Executive Vice President and Chief     July 31, 2000
Michael D. Campbell         Financial Officer (Principal
                            Accounting Officer)

/s/ Robert L. Doyle         Director                               July 31, 2000
Robert L. Doyle

/s/ Brian H. Strom          Director                               July 31, 2000
Brian H. Strom

/s/ Thomas E. Doyle         Director                               July 31, 2000
Thomas E. Doyle

/s/ Ralph E. Hoeper         Director                               July 31, 2000
Ralph E. Hoeper

/s/ John R. Roberts III     Director                               July 31, 2000
John R. Roberts III

/s/ Chris L. Branscum       Director                               July 31, 2000
Chris L. Branscum

/s/ Neil J. Doerhoff        Director                               July 31, 2000
Neil J. Doerhoff

                                  EXHIBIT INDEX

Exhibit No.

1-3                   Not applicable.

4                     None

5                     Opinion re legality.

6-22                  Not applicable.

23.1                  Consent of Ernst & Young LLP, Independent Auditors.
                      Found at page 10 of this registration statement.

23.2                  Independent Auditors' Consent.
                      Found at page 11 of this registration statement.

23.3                  Consent of Independent Accountants
                      Found at page 12 of this registration statement.

23.4 Consent of Counsel. Contained with the opinion filed as Exhibit 5 hereto.

24 Powers of attorney. Contained in the signature pages (pages 6-7) of this Form S-8 registration statement.

25-98                 Not applicable.

99                    Roseville Communications Company 1999
                      Restricted Stock Bonus Plan

                                    EXHIBIT 5

Roseville Communications Company
211 Lincoln Street
Roseville, CA 95678

         Re: 200,000 Shares of Common Stock of Roseville Communications Company Offered pursuant to the Roseville Communications Company 1999 Restricted Stock Bonus Plan
              ---------------------------

Ladies and Gentlemen:

         We have examined the proceedings taken and the instruments executed in connection with the organization and present capitalization of Roseville
Communications Company (the "Company") and the reservation for issuance and authorization of the sale and issuance from time to time of not in excess of 200,000 shares of the Company's Common Stock (the "Shares") pursuant to the terms of the Roseville Communications Company 1999 Restricted Stock Bonus Plan (the "Plan"). The Shares are the subject of a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, which is being filed with the Securities and Exchange Commission and to which this opinion is to be attached as an exhibit.

         Upon the basis of such examination, we are of the following opinion:

         1. The authorized shares of the Company consist of 100,000,000 shares of Common Stock.

         2. The proper corporate proceedings necessary to the reservation for issuance and the authorization of the sale and issuance from time to time of not in excess of 200,000 shares of the Common Stock of the Company pursuant to the Plan have been duly taken and, when issued pursuant to such plan, the Shares will be duly and validly issued and fully paid and nonassessable.

         3. When the above-mentioned registration statement relating to the Shares has become effective, all authorizations, consents, approvals, or other orders of all United States regulatory authorities required for the issuance of the Shares will have been obtained.

         You are further advised that we consent to the use of this opinion as an exhibit to the above-mentioned Registration Statement.

                                                Very truly yours,

                                                /s/ COOPER, WHITE & COOPER LLP

                                  EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Roseville Communications Company 1999 Restricted Stock Bonus Plan of our report dated February 4, 2000, with respect to the consolidated financial statements of Roseville Communications Company included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                /s/   Ernst & Young  LLP

Sacramento, California
July 27, 2000

                                  EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of Roseville Communications Company (the "Company") on Form S-8 of our report dated March 8, 2000 on the consolidated financial statements of Sacramento Valley Limited Partnership and subsidiary, incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

                                                /s/ DELOITTE & TOUCHE LLP

San Francisco, California
July 28, 2000

                                  EXHIBIT 23.3

                       Consent of Independent Accountants


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 1, 1999 relating to the consolidated financial statements and financial statement schedule of Sacramento-Valley Limited Partnership, which appears in Roseville Communications Company's Annual Report on Form 10-K for the year ended December 31, 1999 as amended on August 2, 2000.

                                                /s/ PricewaterhouseCoopers LLP

San Francisco, California
July 28, 2000

                                  EXHIBIT 23.4

                               CONSENT OF COUNSEL

Contained with the opinion filed as Exhibit 5 hereto and incorporated herein by reference.

                                   EXHIBIT 99

                        ROSEVILLE COMMUNICATIONS COMPANY
                        1999 RESTRICTED STOCK BONUS PLAN

1.   Name and Purpose.

     1.1 The name of this plan is the Roseville Communications Company 1999 Restricted Stock Bonus Plan ("Plan"). The Plan is created, adopted and will be maintained by Roseville Communications Company (the "Company") to further the growth, success and interests of the Company and its Affiliates (as defined in Section 3.1) and the shareholders of the Company by enabling employees of the Company and its Affiliates who receive an Incentive Bonus, as defined in Section
3.3 below, to acquire shares of common stock of the Company ("Shares") under the terms and conditions of and in accordance with this Plan, thereby increasing their direct involvement in the success of the Company.

2.   Administration of the Plan.

     2.1 This Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company which shall consist of at least three directors, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), and any successor to such rule ("Rule 16b-3"). The Committee may, from time to time, designate one or more persons or agents to carry out any or all of its administrative duties hereunder; provided that none of the duties required to be performed by the Committee under Rule 16b-3 or
Section 2.2 of the Plan may be delegated to any other person.

     2.2 The Committee shall have the exclusive right in its sole discretion to determine the number of Shares awarded to each participant, to determine the price or prices at which Shares shall be awarded to each participant, to determine the time or times when Shares may be awarded, the time or times within which the Shares may be subject to or release from forfeiture, all other conditions of an award, and to prescribe the form, which shall be consistent with this Plan, of the instruments evidencing any award and issuance under this Plan and the legend, if any, to be affixed to the certificates representing
Shares issued under this Plan. The Committee shall interpret the Plan, and to the extent and in the manner contemplated herein, it shall exercise the discretion granted to it. The Committee shall issue from time to time such rules and interpretations as in its judgment are necessary in order to administer the Plan effectively. Each determination or other action made or taken pursuant to the Plan, including interpretation of the Plan and the specific terms and conditions of any awards under the Plan shall be final and conclusive for all purposes and upon all persons including without limitation the Company and its Affiliates, the Committee, the Board of Directors and the affected participants and their respective successors in interest.

3.   Eligible Employees and Participation.

     3.1 Any officer and key employee of the Company and its Affiliates shall be eligible to participate in the Plan if he or she has been awarded an Incentive Bonus, as defined in Section 3.3. The term "Affiliate" shall mean any corporation or other business organization in which the Company owns, directly or indirectly, 50% or more of the voting stock or capital at the time of the granting of an award.

     3.2 No member of the Board of Directors of the Company, unless he or she is also an employee of the Company, and no member of the Committee, shall be eligible to participate in the Plan.

     3.3 The words "Incentive Bonus" shall mean an Award to an officer or key employee either under the Incentive Compensation Program as adopted and operated by the Committee and as such program may be amended from time to time, or in accordance with the terms and conditions set forth in an agreement between the Company and a participant. The Incentive Compensation Program and each such agreement shall contain such individual corporate and performance goals, restrictions, terms and conditions as the Committee may require.

4.   Stock Portion of Incentive Bonus.

     4.1 The number of Shares that shall be awarded to a participant shall be determined by dividing a Participant's Incentive Bonus by the Adjusted Purchase Price of one Share.

     4.2 The Adjusted Purchase Price for one Share shall be determined by calculating the average closing price of one Share for the ten (10) trading day period ending on the last day of the month preceding the date of the determination of the amount of the Incentive Bonus.

     4.3 No fractional Shares shall be awarded under the Plan. In the event that the determination of the number of Shares that a participant is entitled to under the Plan results in a fractional Share, such participant shall be entitled to the number of whole Shares that results from rounding up such determination to the next larger whole Share.

5.   Shares Subject to the Plan.

     5.1 The Shares which may be awarded and issued to employees under this Plan shall be made available, at the discretion of the Board of Directors, either from authorized and unissued Shares of the Company or from Shares reacquired by the Company.

     5.2 Shares issued to employees under this Plan shall be subject to the terms, conditions and restrictions specified in Section 6 and to such other terms, conditions and restrictions as the Committee in its discretion may provide.

     5.3 Subject to the provisions of the succeeding paragraphs of this Section 5, the aggregate number of Shares which may be issued under this Plan shall not exceed 200,000 Shares.

     5.4 If Shares issued under this Plan shall be reacquired by the Company pursuant to the provisions of Section 6 hereof, such Shares shall again become available for issue under this Plan.

     5.5 In the event that the outstanding Shares shall be changed by reason of share splits or combinations, recapitalization or reorganizations, or share dividends, the number of Shares and the class or classes of securities which may thereafter be issued under this Plan may be appropriately adjusted as determined by the Committee so as to reflect such change.

6.   Transfer Restrictions.

     All Shares issued to participants under this Plan shall be subject to the following restrictions:

     6.1 The Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated (and any such sale, transfer or other disposition, pledge or other hypothecation being hereinafter referred to as "to dispose of" or a "disposition") as long as the Company has the right to a return of the Shares as hereinafter provided in this Section 6.

     6.2 The obligation not to dispose of Shares acquired under this Plan and the right of the Company to a return of such Shares pursuant to this Section 6 (such obligation and right being hereinafter in this Section referred to collectively as the "restrictions") shall lapse as to all Shares issued at any one time on the earliest of (a) the second (2nd) anniversary immediately following the end of the Plan year for which such Shares were awarded; (b) a change in control that occurs with respect to the Company; (c) the termination of the Plan; (d) the expiration of the Company's right to a return of such Shares; or (e) the retirement of the participant assuming the participant's attainment of age 55.

     6.3 In the event that a participant's employment with the Company shall terminate for any reason other than death, total disability, involuntary termination, or retirement of the participant (assuming the participant's attainment of age 55) prior to the earliest of (a) the second (2nd) anniversary immediately following the end of the plan year for which such Shares were awarded; (b) a change in control that occurs with respect to the Company; or (c) the termination of the Plan, the participant shall immediately forfeit any right hereunder to receive Shares for which the restrictions imposed hereunder have not lapsed.

     6.4 In the event that a participant's employment with the Company shall terminate by reason of death, total disability, involuntary termination, or retirement of the participant (assuming the participant's attainment of age 55) prior to the earliest of (a) the second (2nd) anniversary immediately following the end of the plan year for which such Shares were awarded; (b) a change in control that occurs with respect to the Company; or (c) the termination of the Plan, then the restrictions imposed on such Shares by this Section 6 shall lapse and be of no further force and effect.

     6.5 A change in control shall be deemed to have occurred if (A) any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing Twenty percent (20%) or more of the combined voting power of the Company's then outstanding voting securities; (B) there is a merger or consolidation of the Company in which the Company does not survive as an independent public company; or (C) the business or businesses of the Company for which a participant's services are principally performed are disposed of by the Company pursuant to a partial or complete liquidation of the Company, a sale of assets (including stock of a subsidiary) of the Company, or otherwise. If the Committee shall decide, in its sole discretion, that a change in control has occurred it shall issue written notice to participants of such fact and shall issue all Shares which have become unrestricted to participants as soon as possible after such notice.

     6.6 The Committee may require any employee to whom Shares are issued to execute and deliver to the Company a stock power in blank with respect to the Shares issued and may require that the Company retain possession of the certificates for Shares with respect to which the restrictions have not lapsed. Notwithstanding retention of certificates by the Company, the employee in whose name certificates are issued shall have all rights (including dividend and voting rights) with respect to the Shares represented by such certificates, subject to the terms, conditions and restrictions specified under this Plan, and the Shares represented by such certificates shall be considered as issued and outstanding for all purposes.

7.   Other Restrictions.

     7.1 The Committee may impose such other restrictions on any Shares awarded pursuant to the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any stock exchange upon which such Shares are then listed and under any state blue sky or securities laws applicable to such Shares.

8.   Escrow or Legend.

     8.1 In order to enforce the restrictions imposed upon Shares issued hereunder, the Committee also may require any participant to enter into an Escrow Agreement providing that the certificates representing Shares issued pursuant to this Plan shall remain in the physical custody of any escrow holder until any or all of the restrictions imposed pursuant to this Plan have terminated. In addition, the Committee may cause a legend or legends to be placed on any certificates representing Shares issued pursuant to this Plan, which legend or legends shall make appropriate reference to the various restrictions imposed hereunder.

9.   Amendments.

     9.1 This Plan may be amended at any time by the Board of Directors of the Company, provided, that if this Plan shall have been approved by the shareholders of the Company, no such amendment shall increase the maximum number of Shares that may be issued pursuant to this Plan, except pursuant to Section 5 hereof, without the further approval of such shareholders; and provided further, that no amendment to this Plan shall modify or impair the rights of participants who have been awarded Shares, or who have been granted the right to an award of Shares hereunder prior to any such amendment.

10.  Duration.

     10.1 This Plan shall become effective upon its adoption by the Board of Directors for the Plan Year ended December 31, 1998 and shall terminate on December 31, 2008 or such earlier date as may be determined by the Board of Directors; provided, however, that the Plan shall terminate and all awards of Shares under the Plan shall be revoked if, within 12 months of the date of its adoption by the Board of Directors, the Plan does not receive the approval of a majority of the outstanding Shares present in person or by proxy and entitled to vote at a meeting of shareholders of the Company. Notwithstanding the foregoing sentence, the Committee's right to award any new Shares shall terminate immediately after the last award of Shares with respect to the fiscal year ending December 31, 2006.

11.  Taxes.

     11.1 If any officer or employee properly elects within 30 days of the date on which an award is granted to include in gross income for federal income tax purposes an amount equal to the fair market value (on the date of grant of the award) of the Shares subject to the award, such person shall make arrangements satisfactory to the Committee to pay to the Company in the year of such Award any federal, state or local taxes required to be withheld with respect to such Shares. If such person shall fail to make such tax payments as are required, the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the officer or employee any federal, state or local income taxes of any kind required by law to be withheld with respect to the Shares subject to such award.

     11.2 Each officer or employee  who does not make the election  described in
Section 11.1 shall, no later than the date as of which the restrictions referred to in Section 6 and such other restrictions as may have been imposed as a condition of the award shall lapse, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld with respect to the Shares subject to such award, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the officer or employee any federal, state or local taxes of any kind required by law to be withheld with respect to the Shares subject to such award. The Committee may, in its sole discretion and on terms it shall determine, approve or disapprove the election of an officer or employee for the Company to withhold Shares as the deemed cash settlement to satisfy the Company's withholding tax obligations, in whole or in part, relating to the award. The approval or disapproval of the Committee may be given at any time after the election to which it relates.

12.  Beneficiary Designation.

     12.1 Unless a participant has designated a beneficiary in accordance with the provisions of the following sentence, any Shares that become unrestricted and payable on account of the death of a participant shall be paid to the person or persons in the first of the following classes in which there are any survivors of such employee:

        12.1.1 his or her spouse at the time of death;

        12.1.2 his or her issue per stirpes;

        12.1.3 his or her parents; and

        12.1.4 the executor or administrator of his or her estate.

Instead of having any Shares that become payable on account of a participant's death paid as determined above, an employee may sign a document designating a beneficiary or beneficiaries to receive such Shares and filing such designation with the Company.

13.  Right to Terminate Employment.

     13.1 The Plan shall not impose any obligation on the Company or an Affiliate to continue the employment of any participant employee selected to participate in the Plan. The Plan does not impose any obligation on the part of the participant to remain in the employ of the Company or an Affiliate.